SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 23, 2008 (the “Amendment Date”), by and among EPICEPT CORPORATION, a Delaware corporation (“EpiCept”), and MAXIM PHARMACEUTICALS INC., a Delaware corporation (“Maxim”; EpiCept and Maxim are sometimes referred to individually as a “Borrower” and collectively as the “Borrowers”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”).

RECITALS

A. Borrowers and Lender are parties to that certain Loan and Security Agreement, dated as of August 30, 2006, as amended by a First Amendment to Loan and Security Agreement dated as of May 5, 2008 (the “First Amendment” and, as amended by the First Amendment, the “Agreement”). Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

B. The parties desire to amend the Agreement, as set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Lender irrevocably waives any and all of the Borrowers’ obligations in Paragraph 4 of the First Amendment.

2. Lender acknowledges that, after giving effect to the waiver in Paragraph 1 of this Amendment, no Event of Default has occurred as of the date hereof.

3. Upon receipt of the proceeds from the Purchase Agreement between EpiCept and the purchasers named therein in connection with the direct placement of common stock and warrants to be entered into contemporaneously with the execution of this Amendment (the “Purchase Agreement”), Borrowers shall pay Lender $500,000 (which may be paid from Borrower’s restricted account and which restricted account may be dissolved after payment), which Lender shall apply first to any outstanding interest, and then to the last principal installments owing under the Agreement. Lender agrees that after such payment Borrower shall have no further obligation to maintain any funds in such restricted account.

4. After giving effect to the payment specified in Paragraph 3 hereof, the outstanding principal balance under the Agreement is $4,873,735. From the date hereof, $1,000,000 of the outstanding principal balance shall be deemed the “Bridge Tranche”. All Obligations shall bear interest at a rate equal to 15% from the date hereof. Borrower shall pay Lender $200,000 in partial repayment of the Bridge Tranche on the earliest to occur of (i) an equity raise by the Borrower in which the Borrower receives net proceeds equal to or greater than $5,000,000, (ii) the date that all amounts under the Agreement become due and payable, whether by acceleration or otherwise, and (iii) August 15, 2008. Borrower shall pay Lender the remaining principal balance of the Bridge Tranche and any accrued and unpaid interest on the earliest to occur of (i) an equity raise by the Borrower in which the Borrower receives net proceeds equal to or greater than $5,000,000, (ii) the date that all amounts under the Agreement become due and payable, whether by acceleration or otherwise, and (iii) September 15, 2008, on which date Borrower shall pay Lender an amount equal to the remaining principal balance on the Bridge Tranche plus any accrued but unpaid interest on the Bridge Tranche.

5. The Maturity Date is amended to be April 1, 2009. Borrower will repay the aggregate principal amount outstanding under the Agreement, excluding the Bridge Tranche, in ten (10) equal monthly installments of principal and interest beginning July 1, 2008, on which date the entire principal balance and all accrued but unpaid interest shall be immediately due and payable. Borrowers shall use reasonable commercial efforts to add Maxim’s wholly owned subsidiary, Cytovia, Inc., a Delaware Corporation, as a Borrower under the Agreement subject to all terms and conditions of the Agreement as amended, by July 15, 2008. The Secured Promissory Note issued pursuant to the Agreement is amended to conform to the changes effected by this Amendment.

6. As a condition to paying any principal amount on the note dated February 17, 1998, in the original principal amount of €1,533,876 with Technologie-Beteiligungs Gesellschaft mbH der Deutschen Ausgleichsbank, Borrower will repay all amounts outstanding under the Agreement.

7. As of the Amendment Date, Lender shall have fully earned a non-refundable restructuring fee of $250,000, which Borrower shall pay upon receipt of the proceeds from the Purchase Agreement.

8. Upon the receipt of statistically significant results for its primary endpoint(s) in its current clinical trial for NP-1, the Lender will earn a non-refundable $250,000 fee. Upon a positive decision on the reexamination of Ceplene by the EMEA scheduled for the end of July 2008, Lender will earn a non-refundable $500,000 fee. Both of these fees are fully payable on September 25, 2008, if earned by such date.

9. From the date that is thirty (30) days after the Amendment Date until the date that is six (6) months after the Amendment Date, Lender, at its option and in its sole discretion, may from time to time convert up to $1,900,000 of the outstanding principal balance under the Agreement, in whole or part, into a number of Shares equal to (a) the amount so converted divided by (b) the closing price per share on the Amendment Date plus $0.125. Such converted Shares shall have the same registration rights and be registered upon the same terms and with the same registration statement as the Warrant Shares issuable under that certain Common Stock Warrant dated as of the date hereof between Borrower and Lender.

10. The definition of Material Adverse Effect set forth in Section 1.1 of the Agreement is amended to include a failure of the Company to obtain a positive decision on the reexamination of Ceplene by the EMEA together with the failure of the current NP-1 clinical trial to reach a statistically significant result on its primary endpoint(s) by August 8, 2008.

11. Section 2.7 of the Agreement is replaced in its entirety with the following:

Optional Prepayment. Borrower shall have the option at any time, upon at least three (3) business days prior written notice to Lender, to prepay all or any part of the Advance, by paying the relevant principal amount together with all interest, fees and expenses accrued and unpaid as of the date of such prepayment; provided that Borrower shall pay a prepayment fee equal to ten percent (10.0%) of the principal prepaid prior to the Closing Date.

12. Borrower will have executed an ACH agreement for its payments with Lender by June 30, 2008.

13. Except as disclosed in the schedule attached to this Amendment, if any, all representations and warranties set forth in the Agreement are true and correct as of the date hereof.

14. In connection with this Amendment, Borrower shall deliver to Lender an Amendment to Warrant in substantially the form attached to this Amendment.

15. Except as amended hereby, the Agreement shall be and remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXIM PHARMACEUTICALS, INC.

By:
Name:
Title:

EPICEPT CORPORATION

By:
Name:
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title: